As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANTUMSPHERE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: (212) 612-1400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ping Zhang

1185 Avenue of the Americas, Suite 304

New York, NY 10036

Telephone: (212) 612-1400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cassi Olson, Esq. Nicholas Torres, Esq. Celine and Partners, P.L.L.C. 1345 6th Ave., 33rd Floor New York, NY 10105 Telephone: (212) 612-1400 (718) 463-2555 — Facsimile	Douglas C. Lionberger James R. Brown Holland & Knight LLP 811 Main Street, Suite 2500 Houston, Texas 77002 Tel: (713) 244-8221

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-287672

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Quantumsphere Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company with limited liability (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-287672), initially filed by the Registrant on May 30, 2025, as amended.

This Registration Statement covers the registration of an additional 1,380,000 of the Registrant’s units, including 180,000 units that may be purchased by the underwriters to cover over-allotments, if any, with each additional unit consisting of one ordinary share and one right to receive one-seventh (1/7) of one ordinary share, redeemable upon the consummation of the initial business combination.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the prior registration statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on Exhibit 107 to this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 6, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than August 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in NEW YORK, State of NEW YORK, on the 6th day of August, 2025.

Quantumsphere Acquisition Corporation

By:	/s/ Ping Zhang
Name:	Ping Zhang
Title:	Chief Executive Officer and Chairwoman
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Ping Zhang his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ping Zhang	Chief Executive Officer and Chairwoman	August 6, 2025
Ms. Ping Zhang	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, on August 6, 2025.

Authorized U.S. Representative

By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Chief Executive Officer and Chairwoman
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Exhibit Number	Description
5.1	Opinion of Celine and Partners PLLC
5.2	Opinion of Ogier
23.1	Consent of Celine and Partners PLLC (included in Exhibit 5.1)
23.2	Consent of Ogier (included in Exhibit 5.2)
23.3	Consent of CBIZ CPAs P.C. an independent registered accounting firm
107	Filing Fee Table